UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2009

Date of Report (date of earliest event reported)

BIOFORM MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33791	39-1979642
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 South Grant Street, Suite 200

San Mateo, California 94402

(Address of principal executive offices)

(650) 286-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e). On September 2, 2009, the Compensation Committee of BioForm Medical, Inc. (the “Company”) approved a material change in the compensation arrangement of Frederick Lwee, who was recently appointed as the Company’s Principal Financial Officer (announced in the Company’s Form 8-K, filed May 7, 2009). Mr. Lwee’s base salary has been increased to $175,000, from $143,750. Additionally, the Committee approved an option grant to Mr. Lwee in the amount of 40,000 shares, priced at the closing price on the date of the grant, September 2, 2009. This promotion and compensation adjustment was entered into as part of the Company’s regular annual employee compensation review process, and reflects Mr. Lwee’s increased responsibilities as Principal Financial Officer and Vice President, Finance, along with the critical nature to the Company of this function.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioForm Medical, Inc.

Date: September 3, 2009	By:	/s/ Steven Basta
Steven Basta Chief Executive Officer